CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ener1, Inc.
Ft. Lauderdale, FL

We hereby consent to the inclusion in this Registration Statement on Form SB-2, of our report dated March 9, 2006 and August 4, 2006, of Ener1, Inc., relating to the consolidated financial statements as of December 31, 2005 and 2004 and for the years then ended, and to the reference to our firm under the caption "Experts" in the Registration Statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
February 13, 2007